EXHIBIT 23.1

October 9, 2003

The Board of Directors
Beverly Enterprises, Inc.
One Thousand Beverly Way
Fort Smith, Arkansas 72919-5534

We are aware of the incorporation by reference in the Beverly Enterprises, Inc. Prospectus Supplement to the Registration Statement (Form S-3 No. 333-52708) of our reports dated May 6, 2003 and August 5, 2003 relating to the unaudited condensed consolidated interim financial statements of Beverly Enterprises, Inc. that are included in its Forms 10-Q for the quarters ended March 31, 2003 and June 30, 2003.

/s/ Ernst & Young LLP